EXHIBIT 11.0

                            DIGITAL BIOMETRICS, INC.
                   STATEMENT RE: COMPUTATION OF LOSS PER SHARE

The per share computations are based on the weighted average number of common shares outstanding during the periods.

                                                                       Three Months Ended
                                                                          December 31,
                                                                 ------------------------------
                                                                     1996              1995
                                                                 ------------      ------------
Shares outstanding at beginning of period                          10,777,288         7,833,633

Shares issued under retirement plan                                    41,798            16,831

Exercise of warrants                                                     --             157,500

Shares issued from debenture and related interest conversion           97,399           213,481

                                                                 ------------      ------------
Shares outstanding at end of period                                10,916,485         8,221,445
                                                                 ============      ============

Weighted average shares outstanding (A)                            10,862,607         7,891,840
                                                                 ============      ============


Net loss                                                         $ (1,092,630)     $ (3,113,334)
                                                                 ============      ============

Loss per common share                                            $      (0.10)     $      (0.39)
                                                                 ============      ============


(A) Stock options and other common share equivalents are not included in the calculation of the net loss per common share for the three months ended December
31, 1996 and 1995 as their effect is antidilutive.
